UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2013

ACTINIUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52446	88-0378336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Fifth Avenue, 3rd Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 459-4201

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On November 8, 2013, Actinium Pharmaceuticals, Inc.’s  (the “Company”) board of directors (the “Board”) appointed Richard I. Steinhart as a Director of the Company.  The Board also named Mr. Steinhart as Chairman of the Board’s Audit Committee  and a member of the Board’s Compensation Committee.

Mr. Steinhart will serve as a Class I director, which class will stand for re-election at the 2013 annual meeting of stockholders.  Mr. Steinhart will participate in the Company's standard outside director compensation program. Non-management Directors of the Company receive a quarterly cash retainer of $7,500 per calendar quarter for their service on the Board of Directors.

The Company does not have any related party transactions with Mr. Steinhart, and there is no arrangement or understandings between Mr. Steinhart and any other persons pursuant to which Mr. Steinhart was selected as a director.

A brief description of the background and business experience of Mr. Steinhart is as follows:

Richard I. Steinhart

Mr. Steinhart has been employed by MELA Sciences, Inc, as their Vice President, Finance and Chief Financial Officer, Treasurer and Secretary since April 2006 and in April 2012, Mr. Steinhart received a promotion to Sr. Vice President, Finance. From May 1992 until joining the MELA Sciences Mr. Steinhart was a Managing Director of Forest Street Capital/SAE Ventures, a boutique investment banking, venture capital, and management consulting firm focused on healthcare and technology companies. Prior to Forest Street Capital/SAE Ventures, he was Vice President and Chief Financial Officer of Emisphere Technologies, Inc. Mr. Steinhart’s other experience includes seven years at CW Group, Inc., a venture capital firm focused on medical technology and biopharmaceutical companies, where he was a General Partner and Chief Financial Officer. Until December 2011, Mr. Steinhart served on the Board of Manhattan Pharmaceuticals, Inc., a biopharmaceutical company and was Chairman of its Audit Committee. Mr. Steinhart began his career at Price Waterhouse, now known as PricewaterhouseCoopers. He holds B.B.A. and M.B.A degrees from Pace University and is a Certified Public Accountant (inactive).

ITEM 8.01 OTHER EVENTS

The company issued a press release regarding the matters described in Item 5.02 of this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit
Number	Description

99.1	Actinium Pharmaceuticals, Inc. Press release, issued November 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2013	ACTINIUM PHARMACEUTICALS, INC.

	By:	/s/ Kaushik J. Dave
Name: Kaushik J. Dave Title: President and Chief Executive Officer